EXHIBIT 10.9

SHOPIFY INC.

FOURTH AMENDED AND RESTATED
INCENTIVE STOCK OPTION PLAN

1.    Purpose

The purpose of this fourth amended and restated incentive stock option plan (the “Plan”) is to advance the interests of SHOPIFY INC. (the “Corporation”) and its shareholders by providing to the directors, officers, employees and consultants to the Corporation a performance incentive for continued and improved services with the Corporation and its affiliates.

2.	Term of Plan

The Plan is effective on the date (the “Effective Date”) on which the Corporation implements a reorganization of its share capital to, among other things, re-designate its Common Shares as Class B multiple voting shares. On the Effective Date, this Plan shall amend and restate the Third Amended and Restated Incentive Stock Option Plan (the “Prior Plan”) in its entirety. From and after the Effective Date the terms of the Plan shall govern all options granted under the Prior Plan.

Options may be granted under the Plan until the earlier of (i) the 10th anniversary of the effective date of the Plan; (ii) the date on which the board of directors of the Corporation (the “Board”) terminates the Plan.

3.    Shares

(a)
The shares that may be issued pursuant to the exercise of options (“Options”) granted under the Plan (including, for greater certainty, all options granted under the Prior Plan) are Class B multiple voting shares (the “Shares”) of the Corporation.

(b)
The aggregate number of Shares reserved for issuance under the Plan is 18,216,207 Shares, subject to increase or decrease by reason of amalgamations, consolidations or subdivisions as provided in Section 15. No Option may be granted if such grant would have the effect of causing the total number of Shares subject to Options to exceed the above-noted total number of Shares reserved for issuance pursuant to the exercise of Options.

(c)
Notwithstanding any other provision of this Plan, from and after the completion of an initial public offering of any securities of the Corporation (an “IPO”), no additional Options shall be granted under this Plan.

4.	Administration

(a)
The Plan shall be administered by the Board or any committee of directors of the Corporation designated by the Board (such designated directors being the “Administrators”). The Board or the Administrators, as the case may be, shall have full and complete authority to interpret the Plan and to prescribe such rules and regulations and make such other determinations as it or they deem necessary or desirable for the administration of the Plan, including without limitation the full power and authority to:

(i)	adopt rules and regulations for implementing the Plan;

(ii)	determine the eligibility of persons to participate in the Plan, the number of Shares subject to Options, the vesting period of the Options and the term of the Options;

(iii)	determine when Options shall be granted, which eligible persons will be granted Options, the number of Shares subject to each Option granted to a Participant and the vesting for each Option;

(iv)	interpret and construe the provisions of the Plan;

(v)	restrict or limit the Shares and the nature of such restrictions and limitations, if any;

(vi)	accelerate the exercisability or waive the termination of any Options, based on such factors as the Board or the Administrators may determine;

(vii)	make exceptions to the Plan in circumstances which it or they determine to be exceptional; and

(viii)	take such other steps as it or they determine to be necessary or desirable to give effect to the Plan.

(b)	Decisions of the Board or the Administrators shall be recorded in writing and shall be binding on the Corporation and on all persons eligible to participate in the Plan.

5.	Granting of Options to Participants

The only persons to whom Options may be granted (“Participants”) shall be directors, officers, employees and consultants (as that term is defined in National Instrument 45-106) of the Corporation or its direct or indirect subsidiaries designated from time to time by the Board or the Administrators.

The Board or the Administrators may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Board or the Administrators may prescribe, grant Options to any Participant.

6.    Exercise Price

The Board or the Administrators shall determine the exercise price (the “Exercise Price”) for an Option but in any event the Exercise Price will be no less than the Fair Market Value (as defined below) of the Shares on the day prior to the date of grant of such Option.

7.    Term and Vesting

(a)
Subject to any accelerated termination under this Plan, each Option shall be exercisable until the tenth (10th) anniversary of the date on which it is granted. Each Option that has not been exercised pursuant thereto on or before the close of business on such tenth (10th) anniversary shall forthwith expire and terminate and be of no further force or effect whatsoever. Notwithstanding any other provision of this Plan, should the expiration date for an Option fall on a date upon which such Participant is prohibited from exercising such Option due to a black-out period or other trading restriction imposed by the Corporation, then the expiration date for such Option shall be automatically extended to the tenth (10th) business day following the date the relevant black-out period or other trading restriction imposed by the Corporation is lifted, terminated or removed; provided, however, that notwithstanding the foregoing, the expiry date of an Option shall in no case extend beyond the tenth (10th) anniversary of the date on which it is granted.

(b)	Unless otherwise specified by the Board at the time of granting Options and except as otherwise provided in this Plan, each Option will vest and be exercisable as per the following terms:

Fraction of Total Number of Shares that may be Purchased	Exercise Period
1/4
From the later of (i) the first anniversary of the date the Participant became a full-time employee, consultant, officer or director of the Corporation or a subsidiary and (ii) the first anniversary of the date of grant (the applicable date being the “Initial Vesting Date”) to and including the tenth anniversary of the date of grant; and

1/48	From the end of each month following the Initial Vesting Date to and including the tenth anniversary of the date of grant;

with the result that all of the Options subject to the grant shall be vested and all Shares subject to such Options may be purchased as of the fourth anniversary of the later of (i) the date the Participant became a full-time employee, consultant, officer or director of the Corporation or a subsidiary and (ii) the date of grant, to and including the tenth anniversary of the date of grant.

(c)
Once a portion of an Option that has vested becomes exercisable, it remains exercisable until expiration or termination of the Option, unless otherwise specified by the Board in connection with the grant of such Option or pursuant to Section 16. Each Option or portion of an Option that has vested may be exercised at any time or from time to time, in whole or in part, for up to the total number of Shares with respect to which it is then exercisable. The Board or the Administrators has/have the right to accelerate the date upon which any portion of an Option becomes exercisable, notwithstanding the vesting schedule set forth for such Option.

(d)
Notwithstanding any other provision of the Plan, unless otherwise approved by the Board, the vesting of any Options granted hereunder shall be suspended and postponed during any period of Authorized Leave (as defined below), and, upon a Participant’s return from such Authorized Leave, the vesting of such Options shall be extended by a period equivalent to such period of Authorized Leave. Notwithstanding the foregoing, upon a Participant’s return from an Authorized Leave that was a parental leave, the rate of vesting of such Participant’s Options shall be accelerated to twice the rate provided for in the Participant’s Stock Option Plan Agreement until such time as the Participant holds vested Options in accordance with the original schedule of Vesting Dates provided for in the Participant’s Stock Option Plan Agreement. For purposes hereof, “Authorized Leave” means any leave of absence (paid or unpaid) approved in writing by the Corporation for a period of more than four (4) weeks that occurs while the Participant continues to be employed as a full-time employee by the Corporation or retained as a full-time consultant by the Corporation and includes any parental leave, short term disability, or other bona fide paid or unpaid leave of absence or sabbatical period. For certainty, nothing contained herein shall limit the effect of Section 8 of the Plan upon the termination of any Participant’s employment, and the calculation of the number of Options vested as of a Participant’s Termination Date (as defined below) for purposes thereof shall take into account any suspension, postponement or adjustment of the vesting schedule applicable to such Options contemplated by this Section 7(d).

8.	Termination of Employment

(a)
If, at any time, a Participant ceases to be a full-time employee of the Corporation or a subsidiary as a result of the Participant’s retirement with the concurrence of the Board or the Administrators, any Options granted to such Participant and vested as of the Termination Date shall remain exercisable by such Participant until the earlier of: (i) 90 days following the Termination Date, and (ii) the expiration of such vested Options in accordance with their terms. As of the Termination Date, all unvested Options of such Participant shall expire and such Participant shall no longer be eligible for a grant of Options.

(b)
If, at any time, a Participant ceases to be a full-time employee of the Corporation or a subsidiary as a result of the Participant’s death or Incapacity (as defined below), any Options granted to such Participant and vested as of the Termination Date shall remain exercisable by such Participant (or, in accordance with clause 14(b)(iii), the Participant’s legal representative) until the earlier of: (i) one year following the date of death or the date on which the Board or the Administrators determine(s) that the Incapacity will prevent the employee from fulfilling his or her full-time duties with the Corporation, and (ii) the expiration of such vested Options in accordance with their terms. As of the Termination Date or at the date of the death or Incapacity of the Participant, as the case may be, all unvested Options of such Participant shall expire.

(c)
If, at any time, a Participant ceases to be a full-time employee of the Corporation or a subsidiary as a result of the Participant’s termination for cause, then, as of the Termination Date, the vested and unvested Options granted to such Participant shall expire and be of no further force or effect whatsoever and such Participant shall no longer be eligible for a grant of Options.

(d)
If, at any time, a Participant ceases to be a full-time employee of the Corporation or a subsidiary as a result of the Participant’s resignation, then any Options granted to such Participant and vested as of the Termination Date shall remain exercisable by such Participant until the earlier of: (i) 90 days following the Termination Date, and (ii) the expiration of such vested Options in accordance with their terms. As of the Termination Date, all unvested Options granted to such Participant shall expire and be of no further force or effect whatsoever and such Participant shall no longer be eligible for a grant of Options.

(e)
If, at any time, a Participant ceases to be a full-time employee of the Corporation or a subsidiary as a result of the Participant’s dismissal without cause, any Options granted to such Participant and vested as of the Termination Date shall remain exercisable by such Participant until the earlier of: (i) 90 days following the Termination Date, and (ii) the expiration of such vested Options in accordance with their terms. As of the Termination Date, all unvested Options of such Participant shall expire (for certainty, without regard to any period of reasonable notice that the Corporation or a subsidiary, as the case may be, may be required at law to provide to the Participant) and such Participant shall no longer be eligible for a grant of Options.

(f)
Where, in the case of a consultant, the Participant’s consulting agreement or arrangement terminates by reason of: (i) termination by the Corporation or an affiliated corporation for any reason whatsoever other than for material breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in the Participant’s consulting agreement or arrangement); or (ii) voluntary termination by the Participant, then any Options held by the Participant that are exercisable at the Termination Date continue to be exercisable by the Participant until the earlier of: (A) the date that is 90 days from the Termination Date; and (B) the date on which the particular Options expire in accordance with their terms. Any Options held by the Participant that are not exercisable at the Termination Date immediately expire and are cancelled on such date.

(g)
Where, in the case of a consultant, the Participant’s consulting agreement or arrangement terminates by reason of the death or Incapacity of the Participant, then any Options held by the Participant that are exercisable at the date of the death or Incapacity of the Participant continue to be exercisable by the Participant (or, in accordance with clause 14(b)(iii), the Participant’s legal representative) until the earlier of: (A) the date that is one year from the date of the death or Incapacity of the Participant; and (B) the date on which the particular Options expire in accordance with their terms. Any Options held by the Participant that are not exercisable at the date of the death or Incapacity of the Participant immediately expire and are cancelled on such date.

(h)
Where, in the case of a consultant, the Participant’s consulting agreement or arrangement is terminated by the Corporation or an affiliated corporation for material breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in the

Participant’s consulting agreement or arrangement), then any Options held by the Participant, whether or not such Options are exercisable at the Termination Date, immediately expire and are cancelled on the Termination Date at a time determined by the Board, in its discretion.

(i)
If, at any time, a Participant ceases to be a director, officer or member of an advisory board of the Corporation or a subsidiary (and is not or does not continue as a full-time employee of the Corporation or a subsidiary) for a reason other than the death or Incapacity of the Participant, the Options granted to such Participant and vested as of the Termination Date may be exercised by such Participant until the earlier of: (i) 90 days following the Termination Date, and (ii) the expiration of such vested Options in accordance with their terms. As of the Termination Date, all unvested Options granted to such Participant shall cease and terminate and be of no further force or effect whatsoever.

(j)
If, at any time, a Participant ceases to be a director, officer or member of an advisory board of the Corporation or a subsidiary (and is not or does not continue as a full-time employee of the Corporation or a subsidiary) as a result of the Participant’s death or Incapacity, any Options granted to such Participant and vested as of the Termination Date shall remain exercisable by such Participant (or, in accordance with clause 14(b)(iii), the Participant’s legal representative) until the earlier of: (i) the date that is one year from the date of the death or Incapacity of the Participant; and (ii) the expiration of such vested Options in accordance with their terms. As of the Termination Date, all unvested Options granted to such Participant shall cease and terminate and be of no further force or effect whatsoever.

(k)
Notwithstanding any other provisions of this Section 8, the Board or the Administrators may extend the expiration date of vested and unvested Options of a Participant who ceases to be a full-time employee, consultant, officer or director of the Corporation or a subsidiary beyond the expiry dates set out above, provided that such extended dates are not later than the initial assigned expiry date of any such Option.

“Incapacity” means the permanent and total incapacity of a Participant as determined in accordance with procedures established by the Board or the Administrators for purposes of this Plan.

“Termination Date” means:

(i)
in the case of a Participant whose employment or term of office with the Corporation or a subsidiary terminates in the circumstances set out in Section 8, the date that is designated by the Corporation or a subsidiary, as the case may be, as the last day of the Participant’s employment or term of office with the Corporation or a subsidiary, as the case may be, provided that in the case of termination of employment by voluntary resignation by the Participant, such date shall not be earlier than the date notice of resignation was given, and “Termination Date” specifically does not mean the date on which any period of reasonable notice that the Corporation or a subsidiary, as the case may be, may be required at law to provide to the Participant, would expire; and

(ii)
in the case of a Participant who is a consultant and whose consulting agreement or arrangement with the Corporation or a subsidiary, as the case may be, terminates in the circumstances set out in Section 8, the date that is designated by the Corporation or a subsidiary, as the case may be, as the date on which the Participant’s consulting agreement or arrangement is terminated, provided that in the case of voluntary termination by the Participant, such date shall not be earlier than the date notice of voluntary termination was received by the Corporation, and “Termination Date” specifically does not mean the date on which any period of notice of termination that the Corporation or a subsidiary, as the case may be, may be required to provide to the Participant under the terms of the consulting agreement or arrangement, would expire.

9.    Stock Option Plan Agreement

The Corporation shall enter into an agreement with each Participant on the date of grant of Options substantially in the form of Schedule 1 (or such other form as may be acceptable to the Board or the Administrators) evidencing the Participant’s right to acquire Shares in accordance with the Plan (a “Stock Option Plan Agreement”). Each Stock Option Plan Agreement will specify the number of Shares that are subject to the Options and will provide for the adjustment of that number in accordance with Section 15. The Stock Option Plan Agreement also will specify whether the Options are Incentive Stock Options or Non-Qualified Stock Options; however, if any Option does not meet the requirements to qualify as an Incentive Stock Option, that Option shall be a Non-Qualified Stock Option.

10.    Right to Employment

Nothing contained in this Plan or in any Option granted under this Plan shall confer upon any person any right to continued employment with the Corporation or a subsidiary or interfere in any way with the rights of the Corporation or a subsidiary in connection with the employment or termination of any such person.

11.    Status as Shareholder

The Participant or the Participant’s legal representative shall not, by reason of the grant of any Option, be considered to be a stockholder of the Corporation until an Option has been duly exercised. No person shall enjoy any of the rights or privileges of a holder of Shares subject to Options until that person becomes the holder of record of those Shares.

12.    Exercise of Option

(a)
Subject to Section 12(c), a vested Option may be exercised at any time, or from time to time, during its term. A person electing to exercise a vested Option shall give written notice of the election to the Secretary of the Corporation substantially in the form of Exhibit A to Schedule 1 (an “Exercise Notice”), or such other form acceptable to the Board or the Administrators, together with a bank draft, certified cheque or other form of payment acceptable to the Corporation in an amount equal to the Exercise Price for each Share to be acquired pursuant to the exercise of the Options.

(b)
Pursuant to the Exercise Notice, a Participant may, for exercises taking place following an IPO, choose to undertake a “cashless exercise” with the assistance of a broker in order to facilitate the exercise of such Participant’s Options. The “cashless exercise” procedure may include a sale of such number of Class A subordinate voting shares of the Corporation (“Subordinate Voting Shares”) issuable after conversion by the Participant of the Shares as is necessary to raise an amount equal to the aggregate Exercise Price for all Options being exercised by that Participant under an Exercise Notice. Pursuant to the Exercise Notice, the Participant may authorize the broker to sell Subordinate Voting Shares on the open market by means of a short sale and forward the proceeds of such short sale to the Corporation to satisfy the Exercise Price, promptly following which the Corporation shall issue the Shares underlying the number of Options as provided for in the Exercise Notice. The Participant shall also provide all such documents as may be required under the Corporation’s constating documents to convert the necessary number of Shares issuable on the exercise of the Options into Subordinate Voting Shares, shall comply with Section 22 of the Plan with regards to any applicable withholding tax, and shall comply with all such other procedures and policies as the Corporation or the Administrators may prescribe or determine to be necessary or advisable from time to time in connection with such “cashless exercise.”

(c)
The exercise of any Option shall be subject to the condition that if at any time the Corporation shall determine in its sole discretion that it is necessary or desirable to comply with any legal requirement or the requirements of any stock exchange or other regulatory authority as a condition of, or in connection with, such exercise or the issue of Shares or Subordinate Voting Shares, as applicable, as a result thereof, then in any such event such exercise shall not be effective unless such compliance shall have been effected on conditions satisfactory to the Corporation.

(d)
Upon actual receipt by the Corporation of an Exercise Notice and payment for the Shares to be purchased, the person exercising the Option shall be registered in the share register of the Corporation as the holder of the appropriate number of Shares and a share certificate shall be issued to such person.

(e)
The issuance of Shares upon the exercise of any Option shall, prior to the completion of an IPO, be conditional upon the Participant becoming a party to any existing shareholders’ agreement and/or any other agreement or voting trust as may be required by the Board, in its sole discretion, including, where applicable, the Minority Shareholder Adoption and Voting Trust Agreement executed and delivered by certain of the shareholders of the Corporation in favour of the Corporation. The issuance of Shares upon the exercise of any Option shall, following the completion of an IPO, be conditional upon the Participant becoming a party to the Corporation’s coattail agreement in respect of the Shares, unless such Participant delivers, together with an Exercise Notice, such documents and instruments as the Corporation may from time to time require effecting the conversion of all of the Shares issuable upon the exercise of the applicable Option into Subordinate Voting Shares of the Corporation.

13.    Surrender of Option

In addition, in lieu of exercising any vested Option in the manner described above under Section 12, and pursuant to the terms of this Section 13, a Participant may, by surrendering the Option (“Surrender”) with a properly endorsed notice of Surrender (“Surrender Notice”) to the Secretary of the Corporation, substantially in the form of Exhibit B to Schedule 1, elect to receive that number of Shares calculated using the following formula, after deduction of any income tax and other amounts required by law to be withheld pursuant to Section 22:

X = Y * (A-B) / A

Where:

X = the number of Shares to be issued to the Participant
Y = the number of Shares underlying the Options to be Surrendered
A = the Fair Market Value of the Shares as at the date of the Surrender
B = the Exercise Price of such Options

For purposes of this Section 13, “Fair Market Value” means, provided that the Shares are convertible at the option of the holder for Subordinate Voting Shares on a 1:1 basis with no restrictions, on any particular day: (i) the volume weighted average trading price of a Subordinate Voting Share for the five (5) preceding days on which the Subordinate Voting Shares were traded, calculated with reference to the trading price on the New York Stock Exchange; or (ii) if the Subordinate Voting Shares are not listed and posted for trading on such stock exchange at the relevant time or the Shares are not so convertible as described above, the fair market value of the Shares as determined by the Board acting in good faith.

For purposes of the above calculation, if the market price of the Subordinate Voting Shares is in United States dollars and the Exercise Price of the Options is in Canadian dollars, or vice versa, then any applicable currency conversion shall be effected using the noon Canadian dollar-United States dollar exchange rate as quoted by the Bank of Canada on the day immediately preceding the receipt of the Surrender Notice.

The provisions of Sections 12(c), (d) and (e) shall apply, mutatis mutandis, to a Surrender.

14.    Transferability

(a)    Except as set forth in Section 14(b), Options are not transferable.

(b)    Options may be exercised only by:

(i)	the Participant to whom the Options were granted; or

(ii)
for Options that are not Incentive Stock Options, with the Corporation’s prior written approval and subject to such conditions as the Corporation may stipulate, such Participant's family or retirement savings trust or any registered retirement savings plan or registered retirement income fund, each as defined in the Income Tax Act (Canada) of which the Participant is and remains the annuitant; or

(iii)	(A) upon the Participant’s death, by the legal representative of the Participant’s estate; or

(B)	upon the Participant’s Incapacity, by the legal representative having authority to deal with the property of the Participant;

provided that any such legal representative shall first deliver evidence satisfactory to the Corporation of entitlement to exercise any Option.

(c)	A person exercising an Option may subscribe for Shares only in the person’s own name or in the person’s capacity as a legal representative.

(d)	Prior to the occurrence of an IPO, Shares may not be sold, traded, pledged or otherwise dealt with or disposed of to a third party without the prior written approval of the Board.

15.    Adjustment of Options

(a)
In the event of any subdivision, redivision or other similar change in the Shares at any time prior to the termination of an Option into a greater number of Shares, the Corporation shall deliver at the time of any exercise thereafter of an Option such additional number of Shares as would have resulted from such subdivision, redivision or change if such exercise of an Option had taken place prior to the date of such subdivision, redivision or change and the Exercise Price for such Shares shall be adjusted accordingly.

(b)
In the event of any merger, consolidation, recapitalization or other similar corporate change affecting the Shares at any time prior to the termination of an Option, the Board shall make such adjustments as each deems equitable to the number and kind of shares or other property to be delivered by the Corporation on any exercise thereafter of an Option, the Exercise Price of an Option and any other term of the Option as it deems necessary to prevent the dilution or enlargement of the rights of Participants thereunder.

(c)
No fractional Shares shall be issued upon the exercise of an Option. If, as a result of any adjustment under this Section 15 a Participant would be entitled to a fractional Share, the Participant shall have the right to acquire only the adjusted number of full Shares and no payment or other adjustment shall be made with respect to the fractional Shares so disregarded.

16.    Change in Control

(a)
Notwithstanding anything else in this Plan or any Stock Option Plan Agreement, the Board has the right to provide for the conversion or exchange of any outstanding Options into or for options, rights or other securities in any entity participating in or resulting from a Change in Control (as defined below).

(b)
Upon the Corporation entering into an agreement relating to a transaction which, if completed, would result in a Change in Control, or otherwise becoming aware of a pending Change in Control, the Corporation shall give written notice of the proposed Change in Control to the Option holders, together with a description of the effect of such Change in Control on outstanding Options, not less than seven (7) days prior to the closing of the transaction resulting in the Change in Control.

(c)
The Board may, in its sole discretion, accelerate the vesting and/or the expiry date of any or all outstanding Options to provide that, notwithstanding the vesting provisions of such Options or any Stock Option Plan Agreement, such designated outstanding Options shall be fully vested and conditionally exercisable upon (or prior to) the completion of the Change in Control provided that the Board shall not, in any case, authorize the exercise of Options pursuant to this Section beyond the expiry date of the Options. If the Board elects to accelerate the vesting and/or the expiry date of the Options, then if any of such Options are not exercised within seven (7) days after the Option holders are given the notice contemplated in Section 16(b) (or such later expiry date as the Board may prescribe), such unexercised Options shall, unless the Board otherwise determines, terminate and expire following the completion of the proposed Change in Control.

(d)
To the extent that the Change in Control would also result in a capital reorganization, arrangement, amalgamation or reclassification of the share capital of the Corporation and the Board does not accelerate the vesting and/or the expiry date of Options pursuant to Section 16(c), the Corporation shall make adequate provisions to ensure that, upon completion of the proposed Change in Control, the number and kind of shares subject to outstanding Options and/or the Exercise Price per share of Options shall be appropriately adjusted (including by substituting the Options for options to acquire securities in any successor entity to the Corporation) in such manner as the Board considers equitable to prevent substantial dilution or enlargement of the rights granted to Option holders. The Board may make changes to the terms of the Options or the Plan to the extent necessary or desirable to comply with any rules, regulations or policies of any stock exchange on which any securities of the Corporation may be listed following an IPO, provided that the value of previously granted Options and the rights of Option holders are not materially adversely affected by any such changes.

(e)
Notwithstanding anything else to the contrary herein, in the event of a potential Change in Control, the Board shall have the power, in its sole discretion, to modify the terms of this Plan and/or the Options (including, for greater certainty, to cause the vesting of all unvested Options) to assist the Participants to tender into a take-over bid or other transaction leading to a Change in Control. For greater certainty, in the event of a take-over bid or other transaction leading to a Change in Control, the Board shall have the power, in its sole discretion, to permit Participants to conditionally exercise their Options, such conditional exercise to be conditional upon the take-up by such offeror of the securities tendered to such take-over bid in accordance with the terms of such take-over bid (or the effectiveness of such other transaction leading to a Change in Control). If, however, the potential Change in Control referred to in this Section 16(e) is not completed within the time specified therein (as the same may be extended), then notwithstanding this Section 16(e) or the definition of "Change in Control": (i) any conditional exercise of vested Options shall be deemed to be null, void and of no effect, and such conditionally exercised Options shall for all purposes be deemed not to have been exercised, (ii) Shares which were issued pursuant to exercise of options which vested pursuant to this Section 16 shall be returned by the Participant to the Corporation and reinstated as authorized but unissued Shares, and (iii) the original terms applicable to Options which vested pursuant to this Section 16 shall be reinstated.

(f)
For purposes of this Agreement, a “Change in Control” means, unless the Board determines otherwise, the happening, in a single transaction or in a series of related transactions, of any of the following events: (i) any transaction (other than a transaction described in clause (iv) below) pursuant to which any person or group of persons acting jointly or in concert acquires the direct or indirect beneficial ownership of securities of the Corporation representing 50% or more of the aggregate voting power of all of the Corporation’s then issued and outstanding securities entitled to vote in the election of directors of the Corporation, other than any such acquisition that occurs (A) upon the exercise of options granted by the Corporation under the Corporation’s incentive stock option plans, or (B) as a result of the conversion of Shares into Subordinate Voting Shares; (ii) the sale, lease, exchange, license or other disposition of all or substantially all of the Corporation’s assets to a person other than a person that was an affiliated corporation of the Corporation at the time of such sale, lease, exchange, license or other disposition, other than a sale, lease, exchange, license or other disposition to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are beneficially owned by shareholders of the Corporation in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such sale, lease, exchange, license or other disposition; (iii) the passing of a resolution by the Board or shareholders to substantially liquidate the assets of the Corporation or wind up the Corporation's business or significantly rearrange its affairs in one or more transactions or series of transactions or the commencement of proceedings for such a liquidation, winding-up or re-arrangement (except where such re-arrangement is part of a bona fide reorganization of the Corporation in circumstances where the business of the Corporation is continued and the shareholdings remain substantially the same following the re-arrangement); (iv) there is consummated an arrangement, amalgamation, merger, consolidation or similar transaction involving (directly or indirectly) the Corporation and, immediately after the consummation of such arrangement, amalgamation, merger, consolidation or similar transaction, the shareholders of the Corporation immediately prior thereto do not beneficially own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving or resulting entity in such amalgamation, merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving or resulting entity in such arrangement, amalgamation merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such transaction; or (v) individuals who, on the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that (x) if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board and (y) the completion of an IPO shall not constitute a Change in Control.

17.    Alterations in Plan

(a)
The Board may, in its sole discretion, suspend or terminate the Plan at any time or from time to time and/or amend or revise the terms of the Plan or of any Option granted under the Plan and any Stock Option Plan Agreement relating thereto, subject to any required regulatory approval, provided that such suspension, termination, amendment, or revision shall:

(i)	not adversely alter or impair any Option previously granted except as permitted by the terms of this Plan;

(ii)	be in compliance with applicable law and subject to any regulatory approvals including, where required, the approval of any exchange upon which the securities of the Corporation are then listed; and

(iii)	be subject to shareholder approval, where required by law, the requirements of any exchange upon which the securities of the Corporation are then listed or this Plan.

(b)
If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board or the Administrators and in force on the date of termination will continue in effect as long as any Option or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Plan, the Board or the Administrators will remain able to make such amendments to the Plan or the Options as they would have been entitled to make if the Plan were still in effect.

(c)
Subject to Section 17(a), the Board may from time to time, in its discretion and without the approval of shareholders, make changes to the Plan or any Option that do not require the approval of shareholders under Section 17(d), which may include but are not limited to:

(i)
any amendment of a "housekeeping" nature, including without limitation those made to clarify the meaning of an existing provision of the Plan, correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan, correct any grammatical or typographical errors or amend the definitions in the Plan regarding administration of the Plan;

(ii)	a change to the vesting provisions of the Plan and any Option;

(iii)	a change to the provisions governing assignability and the effect of termination of a Participant's employment, contract or office;

(iv)	the addition of a form of financial assistance and any amendment to a financial assistance provision which is adopted;

(v)	a change to advance the date on which any Option may be exercised under the Plan;

(vi)	a change to the definition of Participants;

(vii)	the addition of a deferred or performance share unit or any other provision which results in Participants receiving securities while no cash consideration is received by the Corporation; and

(viii)
an amendment of the Plan or an Option as necessary to comply with applicable law or the requirements of any exchange upon which the securities of the Corporation are then listed or any other regulatory body having authority over the Corporation, the Plan, the Participants or the shareholders of the Corporation.

(d)	Shareholder approval is required for the following amendments to the Plan:

(i)	any increase in the maximum number of Shares that may be issuable from treasury pursuant to Options granted under the Plan, other than an adjustment pursuant to Section 15;

(ii)
any reduction in the Exercise Price of an Option after the Option has been granted or any cancellation of such Option and the substitution of that Option with a new Option with a reduced Exercise Price, except in the case of an adjustment pursuant to Section 15;

(iii)	any extension of the maximum expiry date of an Option, except in case of an extension due to a black-out period;

(iv)	any amendment to Section 17(c) or Section 17(d).
18.    Special Provisions Relating to the Incentive Stock Options

Options granted pursuant to this Section 18 are intended to constitute “Incentive Stock Options” within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”) and shall be subject to the following additional terms and conditions:

(a)
The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares or Subordinate Voting Shares, as applicable, with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Corporation, any Parent Corporation and any Subsidiary Corporation that become exercisable for the first time by any one Participant during any calendar year shall not exceed $100,000.

(b)
In the case of an Incentive Stock Option granted to a Ten Percent Stockholder: (i) the Exercise Price of such Option shall not be less than 110% of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option; and (ii) the term of the Option shall not exceed five years from the date of grant of such Incentive Stock Option. For purposes of the above calculation, if the Fair Market Value is in United States dollars and the Exercise Price is in Canadian dollars, or vice versa, then any applicable currency conversion shall be effected using the noon Canadian dollar-United States dollar exchange rate as quoted by the Bank of Canada on the immediately preceding day.

(c)	“Fair Market Value” per Share or Subordinate Voting Share, as applicable, as of a particular date shall mean:

(i)
the closing price per Share or Subordinate Voting Share, as applicable, on a national securities exchange or on the New York Stock Exchange for the last preceding date on which there was a sale of Shares or Subordinate Voting Shares, as applicable, on such exchange;

(ii)
if the Shares or Subordinate Voting Shares, as applicable, are then traded on any other over-the-counter market, the average of the closing bid and ask prices for the Shares or Subordinate Voting Shares, as applicable, in such over-the-counter market for the last preceding date on which there was a sale of Shares or Subordinate Voting Shares, as applicable, in such market, or

(iii)
if the Shares or Subordinate Voting Shares, as applicable, are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Board or Administrator in its or their discretion may determine.

(d)
“Parent Corporation” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time of granting an Option, each of such corporations (other than the Corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(e)
“Subsidiary Corporation” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of granting an Option, each of such corporations (other than the last corporation in an unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(f)
“Ten Percent Stockholder” means a Participant who, at the time an Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of its Parent or Subsidiary Corporations (as determined in accordance with Section 424(d) of the Code).

(g)	Only common law employees of the Corporation or its subsidiaries are eligible to receive Incentive Stock Options.

19.    Termination of Plan

The Board may terminate the Plan at any time in its discretion. If the Plan is so terminated, no further Options shall be granted but, subject to Section 18, the Options then outstanding shall continue in full force and effect in accordance with the provisions set out above.

20.    Compliance with Statutes and Regulations

The granting of Options and the sale of Shares under the Plan shall be carried out in compliance with applicable statutes and with the regulations of governmental authorities. In order for Options that are intended to qualify as Incentive Stock Options to qualify as such, the stockholders of the Corporation must approve this Plan within 12 months of its effective date in accordance with the provisions of Section 422 of the Code.

21.    Participant’s Entitlement

Except as otherwise provided in this Plan, Options previously granted under this Plan, whether or not then exercisable, are not affected by any change in the relationship between, or ownership of, the Corporation and an affiliated corporation. For greater certainty, all Options remain valid and exercisable in accordance with the terms and conditions of this Plan and are not affected by reason only that, at any time, an affiliated corporation ceases to be an affiliated corporation.

22.    Withholding Taxes

Notwithstanding any other provision contained herein, the exercise of each Option granted under this Plan is subject to the condition that if at any time the Corporation determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such exercise, such exercise is not effective unless such withholding has been effected to the satisfaction of the Corporation. In such circumstances, the Corporation may require that a Participant pay to the Corporation, in addition to and in the same manner as the Exercise Price for the Shares, such amount as the Corporation is obliged to remit to the relevant taxing authority in respect of the exercise of the Option. Any such additional payment is due no later than the date as of which any amount with respect to the Option exercised first becomes includable in the gross income of the Participant for tax purposes. In addition, the Corporation or the relevant subsidiary, as applicable, shall be entitled to withhold from any amount payable to a Participant, either under this Plan or otherwise, such amount as may be necessary so as to ensure that the Corporation or the relevant subsidiary is in compliance with the all applicable withholding taxes or other source deductions relating to the exercise of such Options.

23.    Rights of Participant

No Participant has any claim or right to be granted an Option (including, without limitation, an Option granted in substitution for any Option that has expired pursuant to the terms of this Plan), and the granting of any Option is not to be construed as giving a Participant a right to remain in the employ of the Corporation or an affiliated corporation. No Participant has any rights as a shareholder of the Corporation in respect of Shares issuable on the exercise of rights to acquire Shares under any Option until the allotment and issuance to the Participant of certificates representing such Shares.

24.    Indemnification

Every Director will at all times be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses whatsoever including any income tax liability arising from any such indemnification, that such Director may sustain or incur by reason of any action, suit or proceeding, taken or threatened against the Director, otherwise than by the Corporation, for or in respect of any act done or omitted by the Director in respect of this Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgement rendered therein. This indemnification is in addition to any rights of indemnification a Director may have under the by-laws of the Corporation, any agreement, any vote of shareholders or disinterested directors or otherwise.

25.    Participation in the Plan

The participation of any Participant in the Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in the Plan. In particular, participation in the Plan does not constitute a condition of employment nor a commitment on the part of the Corporation to ensure the continued employment of such Participant. The Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Shares. The Corporation does not assume responsibility for the income or other tax consequences for the Participants and they are advised to consult with their own tax advisors.

26.    Governing Law

The Plan, and determinations made and actions taken in connection with the Plan, shall be governed by the laws of the Province of Ontario and the federal laws of Canada and construed in accordance therewith.

Schedule 1

SHOPIFY INC.
STOCK OPTION PLAN AGREEMENT

WHEREAS SHOPIFY INC. (the “Corporation”) wishes to provide to [ ] (the “Participant”) a performance incentive for continued and improved service within the Corporation or its subsidiaries.

NOW THEREFORE this agreement is entered into this [ ] day of [ ], [ ] (the “Date of Grant”) between the Corporation and the Participant pursuant to the Fourth Amended and Restated Incentive Stock Option Plan (the “Plan”) implemented by the Corporation effective on the ●th day of●, 2015, a copy of which is annexed hereto.

1.
Pursuant to the Plan, the Corporation hereby grants non-assignable, non-transferable options (collectively, the “Options”) to acquire _______________ Shares (as defined in the Plan) at an exercise price of $[ ] per Share (the “Exercise Price”) and agrees to issue Shares to the Participant in accordance with the terms of the Plan upon the due exercise of the Options.

2.	The Options will vest and be exercisable as follows:

Fraction of Total Number of Shares that may be Purchased	Exercise Period

3.
The exercise of the Options granted hereby, issuance of Shares and ownership of the Shares are subject to the terms and conditions of the Plan (all of which are incorporated into and form part of this Stock Option Plan Agreement) and this Stock Option Plan Agreement.

4.
The Participant hereby acknowledges that the Corporation may, as a condition to the exercise of the Options, require that the Participant execute and deliver a voting trust agreement in a form acceptable to the Board relating to the Shares so issued and sign certain other agreements as may be required by the Board in its sole discretion, including the Corporation’s coattail agreements relating to its Shares.

5.
Nothing in the Plan or in this Stock Option Plan Agreement will affect the Corporation’s right, or that of an affiliated corporation, to terminate the employment of, term of office of, or consulting agreement or arrangement with a Participant at any time for any reason whatsoever. Upon such termination, a Participant’s rights to exercise Options will be subject to restrictions and time limits for the exercise of Options. Complete details of such restrictions are set out in the Plan, and in particular in Section 8 thereof.

6.
Each notice relating to the Option, including the exercise thereof, must be in writing. All notices to the Corporation must be delivered personally or by prepaid registered mail and must be addressed to the secretary of the Corporation. All notices to the Participant will be addressed to the principal address of the Participant on file with the Corporation. Either the Corporation or the Participant may designate a different address by written notice to the other. Such notices are deemed to be received, if delivered personally, on the date of delivery, and if sent by prepaid, registered mail, on the fifth business day following the date of mailing. Any notice given by either the Participant or the Corporation is not binding on the recipient thereof until received.

7.    The Participant hereby agrees that:

(a)
any rule, regulation or determination, including the interpretation by the Board or the Administrators of the Plan, the Option granted hereunder and the exercise thereof, is final and conclusive for all purposes and binding on all persons including the Corporation and the Participant; and

(b)	the grant of the Option does not affect in any way the right of the Corporation or any affiliated corporation to terminate the employment of the Participant.

8.
This Stock Option Plan Agreement shall be binding upon and enure to the benefit of the Corporation, its successors and assigns and the Participant and the legal representative of the Participant’s estate and any other person who acquires Shares by bequest or inheritance.

9.
By executing this Stock Option Plan Agreement, the Participant confirms and acknowledges that the Participant has not been induced to enter into this agreement or acquire any Options by expectation of employment or continued employment with the Corporation or its subsidiaries.

10.	This Stock Option Plan Agreement has been made in and is to be construed under and in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

11.	This Agreement is drawn up in English at the request of all parties. Les parties aux présentes ont expressément convenu que ce contrat soit rédigé en anglais.

SHOPIFY INC. Per:
Authorized Signatory
SIGNED, SEALED AND DELIVERED in the presence of (Witness)	) ) ) )	(Signature of Participant)

Exhibit A to Schedule 1

NOTICE TO EXERCISE

TO:    The Secretary of SHOPIFY INC. (the “Corporation”)

(a)
The undersigned hereby elects to purchase ________________ Shares (as defined in the Fourth Amended and Restated Incentive Stock Option Plan of the Corporation dated the ●th day of ●, 2015 (the “Plan”) pursuant to the terms of the stock option plan agreement dated ___________ (the “Option Agreement”) between the undersigned and the Corporation, and tenders herewith payment in full of the purchase price thereof. The undersigned acknowledges that the issuance of Shares upon this exercise is conditional upon the undersigned becoming a party to any existing shareholders’ agreement and/or any other agreement or voting trust as may be required by the Board, in its sole discretion, and the undersigned hereby agrees to execute and be bound by any such agreements at the request of the Board. The undersigned acknowledges that the Corporation will not issue such shares until such applicable withholdings are received by the Corporation in accordance with Section 22 of the Plan.

(b)	Please issue a certificate or certificates representing the Shares in the name of the undersigned, whose address is as follows:

Dated this __________ day of _____________________________,

(Signature of Participant)

(Name of Participant – Please Print)

Exhibit B to Schedule 1

SURRENDER NOTICE

TO:    The Secretary of SHOPIFY INC. (the “Corporation”)

(a)
The undersigned hereby surrenders ________________ Options (as defined in the Fourth Amended and Restated Incentive Stock Option Plan of the Corporation dated the ●th day of ●, 2015 (the “Plan”) pursuant to the terms of the stock option plan agreement dated ___________ (the “Option Agreement”) between the undersigned and the Corporation, in exchange for Shares (as defined in the Plan), as calculated in accordance with Section 13 of the Plan. The undersigned acknowledges that the issuance of Shares upon this surrender is conditional upon the undersigned becoming a party to any existing shareholders’ agreement and/or any other agreement or voting trust as may be required by the Board, in its sole discretion, and the undersigned hereby agrees to execute and be bound by any such agreements at the request of the Board.

(b)	Please issue a certificate or certificates representing the Shares in the name of ____________________________________.

Dated this __________ day of _____________________________,

(Signature of Participant)

(Name of Participant – Please Print)